      As filed with the Securities and Exchange Commission on May 15, 2002

                         Registration No. _____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -----------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            UNITED COMMUNITY BANCORP
             (Exact name of Registrant as specified in its charter)

     North Carolina                                       56-2137427
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

                            804 SECOND STREET, N.E.,
                             HICKORY NC 28601-3843
             (Address of principal executive offices and zip code)

                            UNITED COMMUNITY BANCORP
              DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                       R. Steve Aaron, President and CEO
                            804 Second Street, N.E.
                             Hickory NC 28601-3843
                    (Name and address of agent for service)

                                 (828) 431-2300
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                            Anthony Gaeta, Jr., Esq.
                              Todd H. Eveson, Esq.
                             Gaeta & Glesener, P.A.
                        808 Salem Woods Drive, Suite 201
                               Raleigh, NC 27516

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

----------------------------------------------------------------------------------------------------------------------
  Title of each class                               Proposed maximum       Proposed maximum
     of securities            Amount to be           offering price            aggregate              Amount of
    to be registered         registered (1)          per share (2)        offering price (3)      registration fee
----------------------------------------------------------------------------------------------------------------------
    Common Stock                 50,000                  $14.80                $740,000                $68.08
    $1.00 par value
----------------------------------------------------------------------------------------------------------------------

(1) Representing shares to be issued and sold by the Registrant under the United Community Bancorp Dividend Reinvestment and Common Stock Purchase Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.

(2) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq Stock SmallCap market for May 13, 2002.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

                                   Prospectus

                            UNITED COMMUNITY BANCORP
                            DIVIDEND REINVESTMENT AND
                           COMMON STOCK PURCHASE PLAN

                                  COMMON STOCK

         United Community Bancorp is offering, through its Dividend Reinvestment and Common Stock Purchase Plan, to all holders of record of its common stock, the opportunity to automatically reinvest their cash dividends in shares of common stock and to make optional cash purchases of common stock from $50 to $5,000 per month. The terms and provisions of the plan are set forth in this prospectus.

         The prices to be paid for shares of common stock purchased through the Dividend Reinvestment and Common Stock Purchase Plan will be 100% of the market price average, determined as provided in the plan.

         This prospectus relates to 50,000 shares of common stock of the par value of $1.00 per share of United Community Bancorp registered for purchase under the plan. Shares issued under the plan will be either newly issued shares or shares purchased for plan participants in the open market. Each share of United Community Bancorp common stock is entitled to one vote per share on all matters. United Community Bancorp common stock is traded on the Nasdaq SmallCap market under the symbol "UCBB."

         The plan does not represent a change in the dividend policy of United Community Bancorp. Dividend policy will continue to depend on earnings, financial requirements and other factors. Shareholders who do not wish to participate in the plan will continue to receive cash dividends when declared, by check in the usual manner.

         The principal office and mailing address of United Community Bancorp are 804 Second Street , N.E.. Hickory, North Carolina 28601-3843.

         You should read the section entitled "Risk Factors," beginning on page 2 of the prospectus, before participating in the United Community Bancorp Dividend Reinvestment and Common Stock Purchase Plan.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        The date of this Prospectus is May 14, 2002.

                              AVAILABLE INFORMATION

            United Community Bancorp is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission. Such reports and other filings made by United Community Bancorp, including proxy and information statements, can be inspected and copied at the public reference facilities of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

            The SEC also maintains a Web Site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as United Community Bancorp, that file electronically with the SEC.

            United Community Bancorp has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the United Community Bancorp common stock being offered hereby. This prospectus omits certain information contained in the registration statement and exhibits thereto. The registration statement, including all exhibits thereto, can be inspected at the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of the registration statement can be obtained at prescribed rates from the SEC that address.

                             DOCUMENTS INCORPORATED
                                  BY REFERENCE

            This prospectus incorporates by reference documents which are not presented herein or delivered herewith. These documents are available upon request from the person specified below.

            The following documents filed by United Community Bancorp with the SEC are hereby incorporated by reference into this Prospectus:

            (1) United Community Bancorp's quarterly report on Form 10-QSB for the quarter ended March 31, 2002;

            (2) United Community Bancorp's annual report on Form 10-KSB for the fiscal year ended December 31, 2001; and

            (3) The description of United Community Bancorp's Common Stock set forth in United Community Bancorp's Registration Statement on Form S-4 (Registration No. 333-67290) filed with the SEC on August 10, 2001 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

            All documents subsequently filed by United Community Bancorp pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference in this prospectus.

            United Community Bancorp will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been incorporated herein by reference but not delivered herewith (other than the exhibits to such documents). Such request, in writing or by telephone, should be directed to G. Marvin Lowder, Secretary, United Community Bancorp, 804 Second Street, N.E., Hickory, North Carolina 28601 (telephone 828-431-2300).

                                  RISK FACTORS

         An investment in United Community Bancorp common stock involves a number of risks. We urge you to read all of the information contained in this prospectus. In addition, we urge you to consider carefully the following factors before you purchase any of the shares offered by this prospectus.

We may not be able to maintain and manage our growth, which may adversely affect our results of operations and financial condition and the value of our common stock.

         We can provide no assurance that we will continue to be successful in increasing the volume of loans and deposits at acceptable risk levels and upon acceptable terms, expanding our asset base to a targeted size and managing the costs and implementation risks associated with our growth strategy. There can be no assurance that our further expansion will be profitable or that we will continue to be able to sustain our historical rate of growth, either through internal growth or through successful expansion, or that we will be able to maintain capital sufficient to support our continued growth. Furthermore, if we grow too quickly and are not able to control costs and maintain asset quality, rapid growth also could adversely affect our financial performance.

Changes in interest rates affect our interest margins, which can adversely affect our profitability

         We may not be able to effectively manage changes in interest rates that affect what we charge as interest on our earning assets and the expense we must pay on interest-bearing liabilities, which may significantly reduce our earnings. For example, the Federal Reserve cut interest rates eleven times during 2001. Since rates charged on our loans often tend to react to market conditions faster than do rates paid on our deposit accounts, these rate cuts have had a negative impact on our earnings until we could make appropriate adjustments in our deposit rates. Fluctuations in interest rates are not predictable or controllable and, therefore, there can be no assurances of our ability to continue to maintain a consistent positive spread between the interest earned on our earning assets and the interest paid on our interest-bearing liabilities.

Our profitability depends significantly on economic conditions in our market area.

         Our success depends to a large degree on the general economic conditions in our market areas. The local economic conditions in these areas have a significant impact on the loans that we make to our borrowers, the ability of our borrowers to repay these loans and the value of the collateral securing these loans. A significant decline in general economic conditions caused by inflation, recession, unemployment or other factors beyond our control would impact these local economic conditions and could negatively affect our financial condition and performance.

If we experience greater loan losses than anticipated, it will have an adverse effect on our net income and our ability to fund our growth strategy.

         The risk of nonpayment of loans is inherent in banking, but if we experience greater nonpayment levels than we anticipate, our earnings and overall financial condition, as well as the value of our common stock, could be adversely affected.

         We cannot assure you that our monitoring, procedures and policies will reduce certain lending risks or that our allowance for loan losses will be adequate to cover actual losses. In addition, as a result of the rapid growth in our loan portfolio, loan losses may be greater than management's estimates of the appropriate level for the allowance. Loan losses can cause insolvency and failure of a financial institution and, in such an event, our shareholders could lose their entire investment. In addition, future provisions for loan losses could materially and adversely affect our profitability. Any loan losses will reduce the loan loss allowance. A reduction in the loan loss reserve will be restored by an increase in our provision for loan losses. This would reduce our earnings which could have an adverse effect on our stock price.

New or acquired branch facilities and other facilities may not be profitable.

         We may not be able to correctly identify profitable locations for new branches and the costs to start up new branch facilities or to acquire existing branches, and the additional costs to operate these facilities, may increase our noninterest expense and decrease earnings in the short term. If other banks or branches of other banks become available for sale, we may acquire them. It may be difficult to adequately and profitably manage our growth through the establishment of these branches. In addition, we can provide no assurance that these branch sites will successfully attract enough deposits to offset the expenses of operating these branch sites. Any new or acquired branches will be subject to regulatory approval, and there can be no assurance that we will succeed in securing such approvals.

                            DIVIDEND REINVESTMENT AND
                           COMMON STOCK PURCHASE PLAN

On January 10, 2002, the Board of Directors of United Community Bancorp voted to establish the United Community Bancorp Dividend Reinvestment and Common Stock Purchase Plan under which shares of United Community Bancorp's common stock, par value $1.00 per share, are available for purchase by the stockholders of United Community Bancorp. Purchases of stock for the plan will be made on the open market or from authorized and unissued common stock of United Community Bancorp. The plan will be in effect until amended, altered or terminated. First Citizens Bank and Trust Company administers the plan for participants by maintaining records, sending statements of account to participants and performing other duties relating to the plan. The terms of the plan are summarized below.

                              SUMMARY OF THE PLAN
                              -------------------

Purpose. The plan provides participants with a simple and convenient method of reinvesting cash dividends paid on shares of common stock and investing optional cash payments in additional shares of common stock. The plan allows participants to have all cash dividends on their shares of common stock automatically reinvested in common stock of United Community Bancorp and, to make optional cash contributions for the purchase of additional shares.

Participation in the Plan. To participate in the plan, a stockholder of record of United Community Bancorp must complete an Authorization Card and return it to First Citizens Bank, Raleigh, North Carolina. Copies of the Authorization Card will be provided from time to time to the holders of United Community Bancorp's Common Stock, and may be obtained at any time by written request to United Community Bancorp or First Citizens. A stockholder of record may join the plan at any time. If the Authorization Card is received by First Citizens on or before the record date for a dividend payment, and the participant elects to reinvest the dividends in shares of common stock, such reinvestment of dividends will begin with that dividend payment.

A stockholder may have dividends reinvested under the plan with respect to any portion of the shares of common stock registered in that stockholder's name. Participation in the plan is limited to stockholders who complete the Authorization Card directing First Citizens to apply all or part of dividends on common stock held of record by them to the purchase of shares of common stock under the Plan. Once so enrolled, a stockholder may also elect to make optional cash contributions.

Cash Contributions. A participant may invest from $50 to $5,000 per month in cash to purchase additional shares of United Community Bancorp's common stock after the first dividend is reinvested and as long as he or she continues to participate in the plan. Participants do not have to invest every month, and there is no set amount required to be invested each month, within the above limits. Cash contributions, combined with any funds received from dividends, will be used to purchase additional shares of common stock for the participant's account on a monthly basis. Interest will not be paid on cash contributions being held by First Citizens. Therefore, the mailing of a stockholder's cash contribution should be timed to reach First Citizens shortly before the end of the month. A refund of any cash contributions can be obtained by a written request to First Citizens. However, such request must be received by First Citizens at least two days before the end of the month.

Purchases. Purchases of common stock under the plan will be made during each month (except where necessary to comply with applicable securities laws). As noted above, dividends, when declared, are generally paid on or about the 15th day of May and November. The corresponding record dates are generally about 15 days preceding the respective dividend payment dates. In the event that applicable law or the closing of the securities markets requires temporary curtailment or suspension of open market purchases of shares of common stock, First Citizens will not be accountable for its inability to make purchases at such time.

Cost to Stockholders. A participant's cost is limited to the price of the shares of common stock purchased for the stockholder. This price is the average price of all shares purchased in connection with a particular monthly period, including shares purchased with any voluntary cash payments. There are no brokerage commissions or any service charges connected with stock purchases.

Dividends. A participant's account will be credited with dividends on shares held in his account. First Citizens will reinvest the dividends in additional shares of common stock. Dividends paid on shares held in the plan will be automatically reinvested in additional shares of common stock unless and until the participant elects to terminate participation in the plan.

Account Statement. A statement will be sent to each participant from First Citizens on a semi-annual basis.

Withdrawal from the plan. A participant may withdraw from the plan at any time by sending a written notice that he or she wishes to withdraw to First Citizens. When a participant withdraws from the plan, or upon termination of the plan by United Community Bancorp, certificates for whole shares credited to the participant's account under the plan will be issued and a cash payment will be made for any fraction of a share. When a participant withdraws from the plan, a cash adjustment representing the value of any fraction of a share then credited to the participant's account will be mailed directly to the participant. The cash adjustment will be based on the then current market value of the common stock. In no case will certificates representing a fractional share interest be issued.

If a participant disposes of all shares of common stock registered in his name (other than shares credited to his account under the plan), First Citizens will continue to reinvest the dividends on the shares credited to his or her account under the plan until such participant withdraws from the plan; provided, however, that if following such a disposition of stock a participant's account under the plan contains less than five shares of common stock, then at the United Community Bancorp's election, a certificate will be issued for the full shares in the account, any fractional shares balance in the account will be paid to the participant, in cash, and the account will be terminated.

Stock Dividend or Stock Split. Any shares representing stock dividends or stock splits distributed by United Community Bancorp on shares credited to the account of a participant under the plan will be added to the participant's account. A stock certificate may be obtained by contacting First Citizens.

In the event United Community Bancorp makes a rights offering of any of its securities to holders of common stock, participants in the plan will be notified by United Community Bancorp in advance of the commencement of the offering. Participants should instruct First Citizens to transfer full plan shares into their own names prior to the record date for such offering if they wish to exercise such rights. If no such instructions are received by First Citizens prior to such record date, then such rights shall terminate with respect to both the participant and First Citizens.

Voting. Shares credited to the account of a participant under the plan will be automatically added to the shares covered by the proxy sent to the stockholder with respect to his other shares in United Community Bancorp and may be voted by such holder pursuant to such proxy. First Citizens will forward to the participating shareholder any proxy solicitation materials relating to the shares of common stock held by the plan.

Income Tax Information. Even though dividends will be reinvested, they are subject to income taxes as if they were paid to the stockholder in cash. In addition, the Internal Revenue Service has ruled that the brokerage commissions and service charges paid by United Community Bancorp on a stockholder's behalf are to be treated as dividend income to the stockholder. The amount paid to cover service charges may be deductible if a stockholder itemizes deductions on his or her federal income tax return and if the amounts paid for brokerage commissions are includable in the stockholder's cost basis of shares purchased. The amount paid for brokerage commissions will vary in proportion to the amount invested. The information return sent to each participant and the Internal Revenue Service at year end will show each of the amounts paid on the participant's behalf. However, individual investors should consult with their tax advisor to determine the tax considerations related to the receipt of dividends and the purchase of shares of common stock under the plan.

Stock Registration. If stock is held in nominee or "street" name through an account with a broker or investment firm, appropriate arrangements with the nominee or other record owner of such shares must be made in order to participate in the Plan.

Risk of Market Price Fluctuations. A participant's investment in shares acquired under the plan is no different from direct investment in shares of United Community Bancorp. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held by him in the plan, or otherwise.

Amendment or Termination of the Plan. The plan may be amended, suspended, modified or terminated at any time by the Board of Directors of United Community Bancorp without the approval of the participants. Notice of any such suspension or termination or material amendment or modification will be sent to all participants, who shall at all times have the right to withdraw from the plan.

United Community Bancorp or First Citizens may terminate a stockholder's individual participation in the plan at any time by written notice to the stockholder. In such event, First Citizens will request instructions from such participant for disposition of the shares in the account. If First Citizens does not receive instructions from the participant, it will send the participant a certificate for the number of full shares held for the participant under the plan and a check for any fractional share.

Questions and Correspondence. Stockholders should direct all questions and correspondence regarding the Plan to:

                              First Citizens Bank
                           Corporate Trust Department
                             Post Office Box 29522
                       Raleigh, North Carolina 27626-0522
                                 1-877-685-0576

Stockholders should include a reference to United Community Bancorp or enclose the top portion of their account statements with all correspondence.

                                USE OF PROCEEDS

            United Community Bancorp does not know either the number of shares that will ultimately be purchased from United Community Bancorp under the Plan or the prices at which the shares will be sold, and therefore cannot determine the amount of proceeds that will be used. United Community Bancorp intends to add the net proceeds of sales under the Plan of newly issued shares of Common Stock to the general funds of United Community Bancorp to be available for general corporate purposes.

                                    EXPERTS

            The consolidated financial statements of United Community Bancorp and subsidiaries, incorporated by reference herein, have been audited by Dixon Odom PLLC, independent accountants, whose report thereon is included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, and has been incorporated herein in reliance upon the report of Dixon Odom PLLC given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINION

            Certain issues regarding the shares of common stock of United Community Bancorp offered hereby are being passed upon by the law firm of Gaeta & Glesener, P.A., 808 Salem Woods Drive, Suite 201, Raleigh, North Carolina 27615.

            THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH
          OFFER OR SOLICITATION. EXCEPT WHERE OTHERWISE INDICATED, THIS
          PROSPECTUS SPEAKS AS THE EFFECTIVE DATE OF THE REGISTRATION
        STATEMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE
               HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY
          IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF
                UNITED COMMUNITY BANCORP SINCE THE DATE HEREOF.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        SEC Registration Fee                        $    68

        Legal Fees                                  $ 3,500

        Printing and Postage                        $ 5,150

        Transfer Agent Fees and Expenses            $   100

        Miscellaneous                               $     0
                                                    =======

         TOTAL                                      $ 8,818

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 55-8-50 through 55-8-58 of the North Carolina General Statutes permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(i) conducted himself in good faith, (ii) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the Board of Directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

    In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina General Statutes permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney's fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The Bylaws of United Community Bancorp provide for indemnification to the fullest extent permitted under North Carolina law for persons who serve as directors or officers of United Community Bancorp, or at the request of United Community Bancorp serve as an officer, director, agent, partner, trustee, administrator or employee for any other foreign or domestic entity, except to the extent such activities were at the time taken known or believed by the potential indemnities to be clearly in conflict with the best interests of United Community Bancorp. Accordingly, United Community Bancorp may indemnify its directors, officers or employees in accordance with either the statutory or non- statutory standards.

    Sections 55-8-52 and 55-8-56 of the North Carolina General Statutes require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

    Finally, Section 55-8-57 of the North Carolina General Statutes provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such party. United Community Bancorp has purchased a standard directors' and officers liability policy which will, subject to certain limitations, indemnify United Community Bancorp and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacity as such. United Community Bancorp may also purchase such a policy.

     As permitted by North Carolina law, Article 5 of United Community Bancorp's Articles of Incorporation limits the personal liability of directors for monetary damages for breaches of duty as a director arising out of any legal action whether by or in the right of United Community Bancorp or otherwise, provided that such limitation will not apply to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of United Community Bancorp, (ii) any liability under
Section 55-8-33 of the General Statutes of North Carolina, or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of United Community Bancorp).

ITEM 16.  EXHIBITS.

            The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

        Exhibit
        No                    Description

       3.1                Articles of Incorporation of Registrant*
       3.2                Bylaws of Registrant*
        4                 Specimen Common Stock Certificate*
       5.1                Opinion of Gaeta & Glesener, P.A. regarding the
                          legality of the securities being
                          registered
       10.1               1996 Incentive Stock Option Plan, approved by the
                          shareholders of May 14, 1996 (incorporated by
                          reference to the Registrant's Registration Statement
                          on Form S-4 as filed with the Securities and Exchange
                          Commission on March 25, 1999)*
       10.2               1997 Nonqualified Stock Option Plan (incorporated by
                          reference to the Registrant's Registration Statement
                          on Form S-4 as filed with the Securities and Exchange
                          Commission March 25, 1999)*
       10.3               Employment and Change of Control Agreement of R. Steve
                          Aaron, dated January 1, 1999 (incorporated by
                          reference to the Registrant's Registration Statement
                          on Form S-4 as filed with the Securities and Exchange
                          Commission March 25, 1999)*
       10.4               Employment and Change of Control Agreement of W. Alex
                          Hall, dated November 30, 1998 (incorporated by
                          reference to the Registrant's Registration Statement
                          on Form S-4 as filed with the Securities and Exchange
                          Commission March 25, 1999)
        21                Subsidiaries of United Community Bancorp
       23.1               Consent of Gaeta & Glesener, P.A, (contained in
                          Exhibit 5 hereto)
       24.1               Power of Attorney
       99.1               United Community Bancorp Dividend Reinvestment and
                          Common Stock Purchase Plan

ITEM 17.  UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424 (b)(1), or (4) or 497 (h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hickory, North Carolina, North Carolina, on May 14, 2002.

                                         UNITED COMMUNITY BANCORP

                                         By:   /s/ R. Steve Aaron
                                            -------------------------------
                                         R. Steve Aaron
                                         President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on May 14, 2002 by the following persons in the capacities indicated.

 /s/ R. Steve Aaron                        President and Chief Executive Officer
--------------------------------
R. Steve Aaron

 /s/ W. Alex Hall, Jr.(*)                  Executive Vice President and Director
---------------------------------
W. Alex Hall, Jr.

 /s/ Susan B. Mikels(*)                    Chief Financial Officer
--------------------------------
Susan B. Mikels

 /s/ David E. Cline(*)                     Director
--------------------------------
David E. Cline

 /s/ Loretta P. Dodgen(*)                  Director
--------------------------------
Loretta P. Dodgen, Ed.D.

 /s/ Robert P. Huntley(*)                  Director
---------------------------------
Robert P. Huntley

 /s/ W. Steve Ikerd(*)                     Director
--------------------------------
W. Steve Ikerd

 /s/ H. Ray McKenney, Jr.(*)               Director
--------------------------------
H. Ray McKenney, Jr.

 /s/ Howard L. Pruitt(*)                   Director
--------------------------------
Howard L. Pruitt

(*) By R. Steve Aaron, attorney-in-fact

                                 EXHIBIT INDEX

     Exhibit Number    Description of Exhibit

           5.1 Opinion of Gaeta & Glesener, P.A. as to the legality of the securities being registered

           23.1        Consent of Dixon Odom PLLC

           23.2 Consent of Gaeta & Glesener, P.A. (Included in Exhibit 5 hereto)

           24.1        Power of Attorney

           99.1 United Community Bancorp Dividend Reinvestment and Common Stock Purchase Plan